Exhibit 99.1

NETGEAR Delivers on the Next Milestone of its Enterprise Vision with the Acquisition of Exium,

Bringing Integrated Networking and Security to Small and Medium Enterprises

June 5, 2025, San Jose, Calif. – NETGEAR® Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today announced a definitive agreement to acquire Exium, a cybersecurity company, as part of its continuing investment in cloud-based solutions for advanced business connectivity.

The acquisition builds on the company’s goal of delivering next-gen networking solutions that provide simplicity, reliability, and cost-effectiveness to small and medium enterprises. Exium’s products and expertise will help to add an integrated Secure Access Service Edge (SASE) platform to NETGEAR’s robust network offering. This solution will offer the first, completely integrated, network and security solution, purpose built for MSPs and SMEs.

According to Gartner, the SASE market is expected to grow at a 29% CAGR, reaching over $25 billion by 2027 as organizations increasingly prioritize cloud-based networking and security solutions. With the integration of Exium’s platform and expertise, NETGEAR for Business will build an all-in-one, easy-to-use solution that includes wired and wireless networking as well as firewall and integrated security.

“AI has changed the threat landscape for small and medium enterprises as well as larger businesses, but the solutions for SMEs are often too difficult to implement or need to be cobbled onto the network and managed separately,” said Pramod Badjate, President and GM of NETGEAR for Business. “By offering the Exium SASE solution with the goal of integrating it into our Insight cloud management platform, we’ll be able to bring our customers a seamless, single-pane-of-glass solution that is easily deployed and managed by small IT teams or MSPs.”

The Exium team brings deep expertise in building widely deployed networking and security solutions. The company’s SASE solution was built with MSPs in mind to help onboard and serve their small and medium enterprise customers rapidly. Exium CEO Farooq Khan will continue to lead the Exium solution, joining the NETGEAR for Business leadership team.

“Exium was built from the ground up as a cybersecurity solution to help protect small and medium enterprises that lack a comprehensive solution for combatting cybersecurity threats,” said Khan. “We share a similar vision with NETGEAR and are excited to be joining the team to build a fully integrated network and security solution specially tailored to serve the needs of these customers.”

The closing of the transaction is subject to customary closing conditions and is expected to occur by the end of Q2 2025.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of small and medium enterprises. NETGEAR’s consumer products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to help keep families safe online, whether at home or on the go. More information is available from the NETGEAR Press Room or by calling +1 (408) 907-8000. Connect with NETGEAR on LinkedIn, Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

©2025 NETGEAR, Inc. NETGEAR, NETGEAR Insight and the NETGEAR logo are trademarks and/or registered trademarks of NETGEAR, Inc. and/or its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-G

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